Exhibit 23


                CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-37441) of Phosphate Resource Partners Limited Partnership and in the related Prospectus of our report, dated January 31, 2000, with respect to the financial statements and schedules of Phosphate Resource Partners Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 1999.




                                       /s/ ERNST & YOUNG LLP
                                ---------------------------------
                                          ERNST & YOUNG LLP



Chicago, Illinois
March 23, 2000